Exhibit 99.14
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the shares of Common Stock effected by the Reporting Persons during the past 60 days. All such transactions were effected in the open market through a broker.

Reporting Person	Title of Security	Date of Transaction	Nature of Transaction	Quantity	Price
Opportunities Fund	Common Stock	05/22/2026	Sell	70,700	$69.7012(1)
Opportunities Fund	Common Stock	05/26/2026	Sell	157,320	$67.5008(2)
Opportunities Fund	Common Stock	05/27/2026	Sell	57,680	$66.0879(3)
Opportunities Fund	Common Stock	06/25/2026	Sell	251,937	$69.8404(4)
Opportunities Fund	Common Stock	06/26/2026	Sell	225,956	$71.2357(5)
Opportunities Fund	Common Stock	06/26/2026	Sell	155,629	$71.9206(6)
Opportunities Fund	Common Stock	06/29/2026	Sell	167,780	$72.7820(7)
Opportunities Fund	Common Stock	06/30/2026	Sell	38,820	$72.8836
Opportunities Fund	Common Stock	07/09/2026	Sell	157,000	$90.3952(8)

(1) This transaction was executed in multiple trades at prices ranging from $69.12 to $70.0191, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(2) This transaction was executed in multiple trades at prices ranging from $67.411 to $68.00, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(3) This transaction was executed in multiple trades at prices ranging from $65.9028 to $66.2886, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(4) This transaction was executed in multiple trades at prices ranging from $69.28 to $70.0157, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(5) This transaction was executed in multiple trades at prices ranging from $70.5819 to $71.58, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(6) This transaction was executed in multiple trades at prices ranging from $71.5895 to $72.435, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(7) This transaction was executed in multiple trades at prices ranging from $72.6496 to $72.8757, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.

(8) This transaction was executed in multiple trades at prices ranging from $90.3716 to $90.4285, inclusive. The price reported above reflects the weighted average sale price. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold at each separate price within the range set forth herein.